EXHIBIT 99.1

Talk America Reports Fourth Quarter and Year End Earnings
Highlighted by Strong Bundled Customer Growth

Reston, Virginia - February 3, 2004

Core Bundled Service Offering Drives Revenue Growth and Delivers Solid Base of Earnings and Cash Flow

FOURTH QUARTER HIGHLIGHTS

    w  Bundled lines of 557,000, up 67.3% over Q4 2002
    w  Total revenue of $101.1 million, up 24.5% over Q4 2002
    w  Bundled revenue of $81.0 million, up 56.4% over Q4 2002
    w  Net income of $7.1 million or $0.25 per fully-diluted share
    w  Monthly average revenue per bundled line of $51.38
    w  Monthly average bundled churn of 4.8%
    w  Cost per gross bundled add of $112

YEAR END HIGHLIGHTS

    w  Total revenue of $382.7 million, up 20.5% over 2002
    w  Bundled revenue of $281.3 million, up 64.3% over 2002
    w  Net income adjusted for certain tax items of $37.0 million or $1.30 per fully-diluted share
    w  Cash from operations of $73.2 million, up 41.0% over 2002
    w  Free cash flow of $58.5 million or $2.05 per fully-diluted share
    w  Net debt reduced to $13.4 million from $67.3 million at year end 2002

Talk America (NMS: TALK) today announced fourth quarter 2003 net income of $7.1 million or $0.25 per fully-diluted share reflecting the strength of its core bundled service offering. For the year ended 2003, Talk America reported net income of $78.5 million or $2.75 per fully-diluted share and net income adjusted for certain tax items of $37.0 million or $1.30 per fully-diluted share. For the year ended 2002, Talk America reported net income of $97.1 million or $3.15 per fully-diluted share and net income adjusted for certain tax items of $45.6 million or $1.48 per fully-diluted share.

(Note: See the schedules accompanying this news release and www.talkamerica.com for reconciliation to generally accepted accounting principles (GAAP) for the non-GAAP financial measures mentioned in this announcement and to download a copy of the investor presentation to be reviewed on today’s conference call.)

SUCCESSFUL EXECUTION OF ‘CUSTOMER FIRST’ STRATEGY
In the fourth quarter, Talk America continued to execute on our 'customer first' strategy. We added 62,000 net lines to our large and profitable customer base and achieved two important milestones by implementing our local switch and end-office colocation equipment in Michigan and developing our own voicemail services platform, an enhancement to our service offering. Ed Meyercord, Chief Executive Officer and President, stated "we hit our growth objectives by expanding into new states, diversifying sales and marketing channels and delivering great service. Now, with an expanding base of over 557,000 bundled customers, we are well positioned to pursue networking opportunities and new service offerings."

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REVENUE GROWTH CONTINUES
Growth in our bundled customer base continues to drive higher revenue growth. During the fourth quarter 2003, bundled revenues accounted for $81.0 million or 80.1% of total revenues, up from $51.8 million or 63.8% of total revenues in the fourth quarter 2002. The increase in net lines of 62,000 added in the fourth quarter exceeded the 52,000 net lines added in the third quarter despite increased competition. Our monthly revenue per customer remained constant in the fourth quarter and has been bolstered by the success of our nationwide product. Average monthly churn for our bundled customers declined to 4.8% in the fourth quarter from 5.1% in the third quarter.

MARKETING INITIATIVES SOLIDIFY COMPETITIVE POSITION
Talk America expanded its marketing footprint throughout 2003 to include Georgia, Illinois and Wisconsin. While Michigan continues to be an important state, we increased the percentage of gross adds from new states from 24% in January to 67% in December. We recently re-entered New York, New Jersey and Maryland, which will contribute to our growth in 2004. From a sales and marketing perspective, we made significant progress diversifying our marketing channels to include direct mail and other inbound channels. These "inbound" channels will remain a continued focus throughout 2004.

CASH FLOW DIRECTED TO DEBT REDUCTION
Free cash flow of $58.5 million for 2003 or $2.05 per fully-diluted share continued to provide ample funds for the reduction of debt. During 2003, total debt was reduced from $100.8 million to $48.5 million, with a cash position at year end of $35.2 million. In addition, in January 2004 we repurchased an additional $15.0 million of debt. Cash flow from operations was $73.2 million, up from $51.9 million for the year ended 2002. Capital expenditures (including capitalized software) for the year ended 2003 were $14.7 million. During the fourth quarter, we purchased certain computer equipment, through a capitalized lease of $3.4 million, to take advantage of attractive financing arrangements. We expect free cash flow to grow in 2004 and exceed the $2.05 per share recorded in 2003.

INCOME TAXES
In connection with our year-end close, we determined our effective tax rate for 2003 was 39.1% down from the previously estimated 40.9%. For 2004, we expect to record income taxes at an effective rate of 39.1%.

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FINANCIAL GUIDANCE
Our operational and financial targets for the first quarter 2004 and the year ended 2004 are as follows:

2004

Metrics	Q1 2004	Previous	Revised

Billed Bundled Lines	617k - 627k	775k - 800k	775k - 800k
Bundled Revenue	$88 - $92 mm	$395 - $410 mm	$400 - $415 mm
Long Distance Revenue	$15 - $17 mm	$50 - $60 mm	$50 - $60 mm
Total Revenue	$103 - $109 mm	$445 - $470 mm	$450 - $475 mm
Net Income	$5 - $7 mm	$34 - $36 mm	$35 - $37 mm
Fully Diluted EPS	$0.17 - $0.24	$1.15 - $1.22	$1.18 - $1.25

CONFERENCE CALL
Talk America management will host a conference call to discuss the fourth quarter 2003 operating results at 5:00 p.m. ET on Tuesday, February 3, 2004. The call can be accessed by dialing the following: US 800-731-2911, International 303-957-1348. A replay of the call will be available through 7:00 p.m. ET on February 10, 2004 by dialing the following: US 800-633-8284, International 402-977-9140. The reservation number for the replay is 21179213. Individual investors are invited to listen to the conference call over the Internet live at www.talkamerica.com and www.streetevents.com. To listen to the live call, please go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.

About Talk America

Talk America offers a bundle of local and long distance phone services to residential and small business customers. We deliver value in the form of savings, simplicity and quality service to our customers. We operate our own nationwide long distance network and deliver local services through wholesale operating agreements with the Bell Operating Companies. For further information, visit us online at: www.talkamerica.com .

Please Note: Certain of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," and "targets". These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, dependence on the availability and functionality of local exchange carriers ? networks as they relate to the unbundled network element platform, increased price competition for long distance and local services, failure of the marketing of the bundle of local and long distance services and long distance services under our direct marketing channels and our various marketing partners, failure to manage the nonpayment of amounts due us from our customers from bundled and long distance services, attrition in the number of end users, failure or difficulties in managing our operations, including attracting and retaining qualified personnel, failure to be able to expand our active offering of local bundled services in a greater number of states, failure to provide timely and accurate billing information to customers, failure to manage our collection management systems and credit controls for customers, interruption in our network and information systems, failure to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement, including, but not limited to, the continued availability of the unbundled network element platform of the local exchange carriers network and unbundled network element pricing methodology.

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For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in our Annual Report on Form 10-K for the year-ended December 31, 2002, filed March 31, 2003, Quarterly Report on Form 10-Q as filed November 12, 2003, Current Report on Form 8-K filed February 3, 2004 and any subsequent filings. We undertake no obligation to update our forward-looking statements.

--Financial Tables To Follow--

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TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,

	2003	2002	2003	2002

Sales	$101,143	$81,254	$382,663	$317,507

Costs and expenses:
Network and line costs	48,497	39,904	181,682	155,567
General and administrative expenses	15,851	13,344	57,503	53,510
Provision for doubtful accounts	3,038	367	11,599	9,365
Sales and marketing expenses	15,118	7,511	48,277	27,148
Depreciation and amortization	5,207	3,835	18,344	17,318

Total costs and expenses	87,711	64,961	317,405	262,908

Operating income	13,432	16,293	65,258	54,599

Other income (expense):
Interest income	51	320	388	802
Interest expense	(1,287)	(2,146)	(7,353)	(9,087)
Other income (expense), net	1	29,370	2,470	28,448

Income before provision for income taxes	12,197	43,837	60,763	74,762
Provision for income taxes (benefit)	5,103	(22,300)	(17,698)	(22,300)

Net income	$7,094	$66,137	$78,461	$97,062

Income per share – Basic:
Net income per share	$0.27	$2.42	$2.97	$3.56

Weighted average common shares outstanding	26,526	27,359	26,376	27,253

Income per share – Diluted:
Net income per share	$0.25	$2.10	$2.75	$3.15

Weighted average common and common equivalent shares outstanding	28,884	31,506	28,514	30,798

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TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	December 31, 2003	December 31, 2002

Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$35,242	$33,588
Accounts receivable, trade (net of allowance for uncollectible accounts of $9,414 and $7,821 at December 31, 2003 and 2002, respectively)	40,321	27,843
Deferred income taxes	24,605	17,500
Prepaid expenses and other current assets	5,427	2,330

Total current assets	105,595	81,261

Property and equipment, net	68,069	66,915
Goodwill and intangibles, net	24,169	26,882
Deferred income taxes	40,543	4,800
Other assets	7,547	7,653

	$245,923	$187,511

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$35,296	$30,588
Sales, use and excise taxes	14,551	11,439
Deferred revenue	10,873	6,480
Other current liabilities	18,721	14,683

Total current liabilities	79,441	63,190

Long-term debt	46,791	100,855

Deferred income taxes	19,904	--

Stockholders' equity:
Preferred stock - $.01 par value, 5,000,000 shares authorized; no shares outstanding	--	--
Common stock - $.01 par value, 100,000,000 shares authorized; 26,662,952 and 27,469,593 shares issued and outstanding at December 31, 2003 and 2002, respectively	280	275
Treasury stock - $.01 par value, 1,315,789 shares at December 31, 2003	(5,000)	--
Additional paid-in capital	354,846	351,992
Accumulated deficit	(250,339)	(328,801)

Total stockholders' equity	99,787	23,466

	$245,923	$187,511

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TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,

	2003	2002

Cash flows from operating activities:
Net income	$78,461	$97,062
Reconciliation of net income to net cash provided by (used in) operating activities:
Provision for doubtful accounts	11,599	9,365
Depreciation and amortization	18,344	17,318
Gain on restructuring of convertible debt	--	(28,909)
Gain on redemption of debt	(2,475)	(431)
Deferred income taxes	(19,740)	(22,300)
Gain on legal settlement	--	(1,681)
Loss on sale and retirement of assets	23	205
Other non-cash charges (benefits)	(260)	1,026
Changes in assets and liabilities:
Accounts receivable, trade	(24,078)	(10,561)
Prepaid expenses and other current assets	(3,169)	(246)
Other assets	1,475	1,605
Accounts payable and accrued expenses	8,987	(12,510)
Deferred revenue	4,393	(3,713)
Sales, use and excise taxes	3,112	3,100
Other liabilities	(3,506)	2,568

Net cash provided by operating activities	73,166	51,898

Cash flows from investing activities:
Capital expenditures	(11,975)	(4,831)
Capitalized software development costs	(2,739)	(2,501)

Net cash used in investing activities	(14,714)	(7,332)

Cash flows from financing activities:
Payments of borrowings	(52,915)	(17,983)
Acquisition of convertible debt and senior notes	--	(14,691)
Payment of capital lease obligations	(60)	(1,036)
Proceeds from exercise of stock options and warrants	1,177	632
Repurchase of common stock	(5,000)	--

Net cash used in financing activities	(56,798)	(33,078)

Net increase (decrease) in cash and cash equivalents	1,654	11,488
Cash and cash equivalents, beginning of period	33,588	22,100

Cash and cash equivalents, end of period	$35,242	$33,588

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TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS

Non-GAAP Financial Measures:

Free Cash Flow is defined as cash from operating activities, less capital expenditures and capitalized software development costs.

Net Debt is defined as total long-term debt and short-term debt, less cash and cash equivalents.

Net Income Adjusted For Certain Tax Items is defined as net income, less deferred tax benefit, plus prior period income taxes.

Fully Diluted EPS Adjusted For Certain Tax Items is defined as earnings per share calculated based on Net Income Adjusted For Certain Tax Items.

Adjusted Net Income
($ in thousands)
		2003	2002

Net Income - Reported		$78,461	$97,062
Deferred Tax Expense (Benefit)		(41,427)	(22,300)
Adjustment to Record Taxes at 39.05%		-	(29,195)

Net Income Adjusted for Certain Tax Items		$37,034	$45,567

Adjusted EPS
($)
		2003	2002

Fully Diluted EPS - Reported		$2.75	$3.15
Deferred Tax Expense (Benefit)		(1.45)	(0.72)
Adjustment to Record Taxes at 39.05%		-	(0.95)

Fully Diluted EPS Adjusted for Certain Tax Items		1.30	1.48

Fully Diluted Shares Outstanding		28,514	30,798

Tax Rate:	39.05%

Net Debt
($ in thousands)
	2000	2001	2002	2003

Total Debt	$221,147	$166,824	$100,916	$48,597
Cash	(40,604)	(22,100)	(33,588)	(35,242)

Net Debt	$180,543	$144,724	$67,328	$13,355

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Free Cash Flow
($ in thousands)
	4Q03	3Q03	2Q03	1Q03	2003

Cash from Operations	$17,450	$20,632	$20,475	$14,609	$73,166
Less: Capital Expenditures	(2,809)	(4,949)	(1,526)	(2,691)	(11,975)
Less: Capitalized Software	(701)	(650)	(725)	(663)	(2,739)

Free Cash Flow	$13,940	$15,033	$18,224	$11,255	$58,452

SOURCE: Talk America Holdings, Inc.

# # #
Contact Info:
David G. Zahka
Talk America
Chief Financial Officer
215-862-6849
dzahka@talk.com

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